Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERDIGITAL TO EXPAND TECHNOLOGY DEVELOPMENT AND LICENSING,
REALIGN SLIMCHIP BUSINESS TO MONETIZE IP

Restructuring Efforts to Reduce Costs by Approximately $33 Million Pre-Tax Annualized;
New Investments to Target Invention-Rich Areas in Broader Wireless Segment

KING OF PRUSSIA, PA — March 30, 2009 — InterDigital, Inc. (NASDAQ: IDCC) today announced the company’s decision to expand its technology development and licensing business through targeted new investment in both cellular and non-cellular wireless technologies. InterDigital® also intends to cease further product development of its SlimChip™ HSPA technology and proceed to monetize the product investment through technology licensing. As a result of the alignment of activities, the company anticipates that its core operating expenses, excluding arbitration and litigation expenses, will decline by approximately $33 million pre-tax on an annualized basis compared to 2008.

“The decisions made today will result in substantially higher levels of profitability for the company and further enhance InterDigital’s position as a key innovator of wireless technologies,” said William J. Merritt, President and Chief Executive Officer of InterDigital. “Our strength as an organization has always been invention, whether it is contributing fundamental solutions to the leading standards bodies or driving the development of entirely new systems and solutions to serve the needs of wireless users in the future. The rapid expansion of wireless technologies and services and the increasing needs of users present a tremendous opportunity for InterDigital to create the solutions that will make true wireless ubiquity a reality.”

InterDigital’s expanded development efforts will include increased participation in core cellular development and wireless standards bodies, which has historically generated significant value for the company. Driven by the rapid expansion of wireless beyond cellular technologies, the company’s development efforts will also move beyond core cellular into other areas of the overall wireless segment, building on InterDigital’s current successful efforts in wireless handover, security and other areas.

The refocusing of the SlimChip business on IP licensing opportunities results from the company’s decision to evaluate options for the business announced in October 2008. Discontinuing the development and commercialization of silicon products and focusing on IP-related opportunities significantly reduces the company’s cost structure and enables InterDigital to capitalize on the significant interest in the SlimChip technology that was revealed during the evaluation process.

“The SlimChip is a clear technology success and all the people who contributed to it should feel proud of that achievement,” added Mr. Merritt. “However, an increasing proportion of costs were associated with silicon production and support. Given the significant commoditization of the baseband modem business, we believe this is the right time to cease further investment in chip development and aggressively seek to monetize that investment through technology licensing. Indeed, we already have successfully licensed the 3G modem IP to Infineon, NXP, and Spreadtrum, and we expect to continue to receive revenue under these agreements.”

The realignment of the SlimChip business will result in a reduction in force of approximately 100 employees across InterDigital’s three locations. The move is expected to result in annualized pre-tax cost savings of approximately $33 million, 65 percent of which would be cash-related. With the repositioning in place, the company expects its development expense for second quarter 2009 to be in the range of $14 million to $15 million, compared to the $22.7 million recorded in second quarter 2008.

In addition, the company expects to recognize a repositioning charge of approximately $45 million in first quarter 2009, comprised of $35 million in non-cash charges and $10 million in cash charges associated with severance and other obligations. The non-cash charges relate primarily to intangible assets associated with development licenses of approximately $21 million and property, equipment and other assets of approximately $14 million.

Conference Call Information

InterDigital will host a conference call on Monday, March 30, 2009, at 12:00 noon Eastern Time (ET) to discuss this announcement and other company matters. For access to the conference call within the United States, please dial (888) 802-2225 by 11:50 a.m. ET on March 30th and ask the operator for the InterDigital Conference Call. Participants calling from outside the United States should dial (913) 312-1254.

InterDigital will also provide live access to the call on its web site at www.interdigital.com. The company encourages participants to take advantage of the Internet option if possible. For the live Internet broadcast, click on the link to the Live Web Cast on the homepage.

In addition, a replay of the call will be available from 3:00 p.m. ET on March 30th through 3:00 p.m. ET on April 4th. To access the recorded replay, dial (888) 203-1112 or (719) 457-0820 and use the replay passcode 1046318. A replay of the conference call will be available for 30 days on InterDigital’s web site, in the Investing section.

About InterDigital

InterDigital designs, develops and provides advanced wireless technologies and products that drive voice and data communications. InterDigital is a leading contributor to the global wireless standards and holds a strong portfolio of patented technologies, which it licenses to manufacturers of 2G, 2.5G, 3G, and 802 products worldwide. InterDigital’s differentiated technology delivers time-to-market, performance and cost benefits.

For more information, visit www.interdigital.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations, including, but not limited to, statements with respect to: (i) expansion of the company’s technology development and licensing business; (ii) realignment of the SlimChip business; (iii) fiscal 2009 operating expenses excluding patent arbitration/litigation expense; (iv) increased profitability as a result of the restructuring efforts; (v) revenues from the company’s licensing agreements with Infineon, NXP, and Spreadtrum; (vi) the reduction in force and pre-tax cost savings in connection with the realignment of the SlimChip business; (vii) second quarter 2009 development expenses; and (viii) a repositioning charge in first quarter 2009. Words such as “intends,” “anticipates,” “will,” and “expect” or similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, those identified in this press release, as well as the following: (i) unexpected deterioration of the company’s financial condition; (ii) unanticipated developments in the cellular or non-cellular wireless markets; (iii) our ability to continue to attract, retain and motivate qualified personnel with specialized licensing, engineering and other skills; (iv) our ability to leverage our strategic relationships and secure new licensing agreements for the SlimChip technology on acceptable terms; (v) changes in technology preferences, needs, availability, pricing and features of competitive technologies; (vi) unanticipated development or other operating expenses and the timing of such expenses and costs; (vii) unanticipated delays or difficulties in our technology development efforts, testing and evaluations; (viii) the failure of either the company or Infineon, NXP or Spreadtrum to observe the covenants under their respective license agreement for any reason; and (ix) changes to generally accepted accounting principles and/or the company’s existing accounting policies.

Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as similar disclosures in the company’s subsequent Securities and Exchange Commission filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

InterDigital is a registered trademark and SlimChip is a trademark of InterDigital, Inc.

# # #

Media Contact:	Investor Contact:
Jack Indekeu Email: jack.indekeu@interdigital.com	Janet Point Email: janet.point@interdigital.com

+1 (610) 878-7800	+1 (610) 878-7800